Exhibit 3.2


                                     BY-LAWS
                                       OF

                  STRIKE FORCE TECHNICAL SERVICES CORPORATION


                                ARTICLE I OFFICES

               1. Registered Office and Agent. The registered office of the Corporation in the State of New Jersey is at 743 Northfield Avenue West Orange, New Jersey 07052



14A:4-1             The registered agent of the Corporation at such office is

                    Robert Denn



               2. Principal Place of Business. The principal place of business of the Corporation is

                    1090 King Georges Post Road
                    Edison, New Jersey 08837



               3. Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.








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                                   ARTICLE II
                                  SHAREHOLDERS


14A:5-2
14A:5-4(1)     1.   Annual  Meeting  of  Shareholders.  The  annual  meeting  of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting at 9:00 a. M. on the 15th day of the month of January of each year at the principal place of business of the Corporation.

14A:5-1 or at such other time and place within or without the State of New Jersey as shall be specified in the notice of meeting, in order to elect directors of the Corporation and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

14A:5-3        2.   Special  Meetings  of  Shareholders.  A special  meeting  of shareholders may be called for any purpose by the President or the Board. Special meetings shall be held at the principal place of business of the Corporation or at such place, within or without the State of New Jersey, as shall be specified in the notice of meeting. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

14A:5-6        3.   Action Without Meeting of Shareholders. The shareholders may act without a meeting by written consent in accordance with N.J.S.A. 14A:5-6. Such consents may be executed together, or in counterparts, and shall be filed in the Minute Book, Special rules apply to the annual election of directors, mergers, consolidations, acquisitions of shares or the sales of assets. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

14A:5-9(l)     4.   Quorum.  The  presence at a meeting in person or by proxy of the holders of shares entitled to cast majority of the votes shall constitute a quorum.

                                   ARTICLE III
                               BOARD OF DIRECTORS

14A:6-2        1.   Number and Term of  Office.  The Board  shall  consist of no more than 7 and no less than 1 members. The precise number shall be set by the directors

14A:6-3 or by the shareholders at each annual meeting before the election of directors. Each director shall be elected by the shareholders at each annual meeting and shall hold office until that director's successor shall have been elected and qualified.

14A:6-10(2)    2.   Regular  Meetings.  A regular  meeting of the Board shall be held with or without notice immediately following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

14A:6-10(2)    3.   Special  Meeting.  A  special  meeting  of the  Board may be called at any time by the President or by the directors for any purpose. Such meetings shall be held upon 1 days notice if given orally (either by telephone or in person), or by fax or electronic mail, or by 3 days notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

14A:6-7.1(5)   4.   Action Without Meeting.  The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the Minute Book.

14A:6-7.1(3)   5.   Quorum.  Majority  of the entire  Board shall  constitute  a quorum for the transaction of business


14A:6-7.1(4)   6.   Manner of  Acting.  The act of a majority  of the  directors present at a meeting at which a quorum is present shall be the act of the Board.

14A:6-5        7.   Vacancies  in Board of  Directors.  Any vacancy in the Board may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the Board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

14A:6-6(l)     8.   Removal of Directors. Any director may be removed for cause,
                    or  without   cause   unless   otherwise   provided  in  the
                    certificate  of   incorporation,   by  a  majority  vote  of
                    shareholders entitled to vote for the election of directors.

14A:6-9        9.   Committees.  The Board, by resolution  adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, subject to the limitations on the permissible scope of the power of any such committees allowed by law. The Board, by resolution adopted by a majority of the entire Board, may fill any vacancy in any committee; abolish any committee at any time; and remove any director from membership on any committee at any time, with or without cause.

14A:6-14(3)    10.  Presence  at  Meetings.   Where  appropriate   communication
                    facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

                                   ARTICLE IV
                               WAIVERS OF NOTICE

14A:5-5(1)
14A:6-10(2)         Any notice required by these by-laws,  by the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing (and, in the case of shareholders, by written proxy) by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

                                    ARTICLE V
                                    OFFICERS

 14A:6-15(1)   1.   Election.  At  its  regular  meeting  following  the  annual meeting of shareholders, 14A:6-15(2) the Board shall elect a President, a Treasurer, a Secretary, and it may elect such other officers, including one or more Vice Presidents, as it shall. deem necessary. One person may hold two or more offices, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or these bylaws to be executed, acknowledged or verified by two or more officers.

14A:6-15(4)    2.   Duties and  Authority of President.  The President  shall be chief executive officer of the Corporation.  Subject only to the authority of the Board, he shall have general charge and supervision over, and  responsibility  for, the business and affairs of the Corporation. Unless otherwise directed by the
                    Board,  all other officers shall be subject to the authority and  supervision of the  President.  The President may enter into and execute in the name of the Corporation contracts or other  instruments  in the  regular  course of  business  or contracts or other  instruments not in the regular course of
                    business   which  are   authorized,   either   generally  or
                    specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of President of a corporation.

14A:6-15(4)    3.   Duties and Authority of Vice  President.  The Vice President
                    shall perform such duties and have such authority as from time to time may be delegated to him by the President or by the Board. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice
                    President shall perform the duties and be vested with the authority of the President.

14A:6-15(4)    4.   Duties and Authority of Treasurer.  The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or the Board.

14A:6-15(4)    5.   Duties and Authority of Secretary. The Secretary shall cause notices of all meetings to be served as  prescribed in these by-laws  and shall  keep or cause to be kept the  minutes of
                    all  meetings  of  the   shareholders  and  the  Board.  The
                    Secretary shall have charge of the seal off the Corporation.
                    The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President of the Board.

14A:6-16       6.   Removal and Resignation of Officers: Filling of Vacancies.
                        A. Any officer elected by the Board may be removed by the Board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the Board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.
                        B. An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.
                        C. Any vacancy occurring among the officers, however caused, shall be filled by the Board,

                                   ARTICLE VI
                      AMENDMENTS TO AND EFFECT OF BY-LAWS;
                                  FISCAL YEAR

               1. Force and Effect of By-Laws. These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these bylaws is inconsistent with a provision in the Act or the certificate of incorporation, the provision of that. Act or the certificate of incorporation shall govern. Wherever in these by-laws references are made to more than one incorporator, director, or shareholder, they shall, if this is a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities of quorums shall be deemed to mean the action by the one person constituting the corporation.

14A:2-9(l)     2.   Amendments  to  By-Laws.   These  by-laws  may  be  altered,
                    amended, or repealed by the shareholders or the Board. Any by law adopted, amended, or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal it.

               3. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year.